Exhibit 99.1

Trevena Reports Full Year 2013 Financial Results

Trevena to Host Conference Call Today at 11:00AM Eastern Time

KING OF PRUSSIA, PA, March 20, 2014 — Trevena, Inc. (NASDAQ: TRVN), a clinical stage pharmaceutical company focused on the discovery and development of G protein coupled receptor (GPCR) biased ligands, today announced financial results for the year ended December 31, 2013.

“Following our initial public offering in January, we are well-positioned to drive the development of our pipeline and build on the clinical data supporting the potential for improved therapeutic benefits of our biased ligands over existing treatments,” said Maxine Gowen, Ph.D., president and chief executive officer of Trevena.  “During 2014, we plan to advance our ongoing BLAST-AHF Phase 2b trial for TRV027 in acute heart failure, commence Phase 2 trials for TRV130 in moderate to severe acute pain, and complete our ongoing Phase 1 study for TRV734, our oral follow on candidate to TRV130 for acute and chronic pain.  In addition, we plan to select another candidate from our proprietary ABLETM platform, a delta-opioid receptor biased ligand for CNS indications.”

Financial Results

As of December 31, 2013, Trevena had cash and cash equivalents of $38.0 million. In addition to this, the Company subsequently raised net proceeds of $59.6 million from an initial public offering in January 2014 after deducting underwriting discounts and commissions and offering expenses. Trevena believes that the net proceeds from this offering and our existing cash and cash equivalents will be sufficient to fund our operations through the end of 2015.

Net loss attributable to common shareholders for the year ended December 31, 2013 was $23.6 million, as compared with a net loss of $16.0 million for the year ended December 31, 2012. Included in the net loss to common shareholders were non-cash charges of $333,710 and $316,642 for the accretion of preferred stock in 2013 and 2012, respectively.

Research and development expenses were $18.8 million for 2013, as compared to $13.3 million for 2012. The $5.5.million increase was primarily driven by expenses associated with the Phase 2b trial for TRV027, drug formulation and delivery development expenses for TRV130 and TRV434, and expenses associated with IND-enabling studies for TRV734.

General and administrative expenses were $4.7 million for the full year 2013, compared with $3.1 million for 2012.  The increase was driven primarily by an increase in professional fees for legal services, for financial consulting services in connection with business development activities and expenses incurred in connection with planning for our initial public offering of common stock.

As of March 17, 2014, the Company had 26.2 million shares outstanding.

Fourth Quarter 2013 and Recent Highlights

Strengthened Balance Sheet with $66.6 Million IPO.  In January 2014, Trevena raised gross proceeds of $66.6 million and net proceeds of $59.6 million in an initial public offering of 9.5 million shares at a price of $7 per share, including the partial exercise of the underwriters’ overallotment.

Initiated Phase 2b BLAST-AHF Trial for TRV027 in Acute Heart Failure (AHF).  In January 2014, the Company reported dosing of the first patient in BLAST-AHF, a randomized, double-blind, standard of care-controlled, Phase 2b trial of TRV027 in AHF. The primary objective of this 500-patient trial is to evaluate the clinical effects of three dose levels of TRV027, 1.0 mg/hr, 5.0 mg/hr and 25 mg/hr, on a composite of clinically important outcomes: mortality, worsening heart failure, hospital readmission rate, dyspnea, and length of hospital stay.  Results from the study are expected in the second half of 2015. Trevena has granted Forest Laboratories an exclusive option to license TRV027.

Published Promising Phase 1 Data for TRV130 in the Journal of Clinical Pharmacology.  In October 2013, the Company announced the publication of data from the Phase 1 clinical trial of TRV130 in the Journal of Clinical Pharmacology. Consistent with the results in preclinical studies, TRV130 showed dose-dependent increases in exposure in the clinical trial.  At several pharmacologically active doses, as measured by pupil constriction, subjects did not report nausea or vomiting. Trevena believes this suggests that TRV130 may be better tolerated than unbiased opioids like morphine, which frequently produce nausea and vomiting at active doses.

Successfully Completed Phase 1b trial for TRV130. During the fourth quarter of 2013, Trevena completed a Phase 1b pharmacokinetics/pharmacodynamics trial comparing TRV130 with morphine in healthy subjects, using an evoked pain model. The full results of this trial will be presented at the American Pain Society meeting in May.  Trevena plans to initiate a Phase 2a/b bunionectomy trial for TRV130 in the second quarter of 2014, and an additional Phase 2 trial in a second surgery type in the fourth quarter.

Advanced TRV734 into Clinical Studies.  The IND for TRV734 was successfully filed with the FDA in the fourth quarter of 2013. In February 2014, Trevena announced the initiation of its first Phase 1 trial for TRV734, a novel drug candidate in development as an orally administered treatment for moderate to severe acute and chronic pain. The main objective of this trial is to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of single ascending doses of TRV734 in healthy subjects.  Data from this trial are expected in the third quarter of 2014.

Appointed Industry Leader to Board of Directors.  In January 2014, Trevena appointed Francois Nader, MD, president and chief executive officer of NPS Pharmaceuticals, Inc., to its Board of Directors.

Conference Call Information

Trevena will host a conference call today, March 20th at 11:00 a.m. Eastern Time. The call can be accessed by dialing (855) 465-0180 (U.S. and Canada) or (484) 756-4313 (international), and entering passcode 14230881. To access the live audio webcast, or the subsequent archived recording, visit the “Investors” section at trevenainc.com. The webcast will be recorded and available for replay on the company’s website for two weeks.

About Trevena

Trevena, Inc. is a clinical stage biopharmaceutical company that discovers, develops and intends to commercialize therapeutics that use a novel approach to target G protein coupled receptors, or GPCRs. Using its proprietary product platform, Trevena has identified and advanced three differentiated biased ligand product candidates into the clinic — TRV027 to treat acute heart failure, TRV130 to treat moderate to severe acute pain intravenously, and TRV734 to treat moderate to severe acute and chronic pain orally. Trevena also plans to advance additional product candidates in its portfolio, including a preclinical program focused on central nervous system indications.

Cautionary Note on Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, its future operations, clinical development of its therapeutic candidates, its plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the: availability and timing of data from ongoing clinical trials, the uncertainties inherent in conducting clinical trials, whether interim results from a clinical trial will be predictive of the final results of the trial or results of early clinical trials will be indicative of the results of future trials, expectations for regulatory approvals, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates and other factors discussed in the “Risk Factors” section of the Company’s final prospectus filed with the Securities and Exchange Commission on January 31, 2014 and other filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Contacts:
Trevena, Inc.	Argot Partners
Roberto Cuca	Andrea Rabney
Senior vice president and chief financial officer	President and chief executive officer
(610) 354-8840 x224	(212) 600-1902
rcuca@trevenainc.com	andrea@argotpartners.com

Media Contact:
Argot Partners
Eliza Schleifstein
eliza@argotpartners.com
(917) 763-8106

Trevena Inc.

Statement of Operations

	Year Ended December 31,
	2012	2013
Revenue:

Grant revenue	$407,595	$84,980

Collaboration revenue	400,000	50,000
Total revenue	807,595	134,980
Operating expenses:

General and administrative	3,122,718	4,718,047

Research and development	13,294,917	18,762,219
Total operating expenses	16,417,635	23,480,266
Loss from operations	(15,610,040)	(23,345,286)

Other income (expense):

Change in fair value of warrant liability	44,576	241,478

Miscellaneous income	122,792	1,245

Interest income	754	884

Interest expense	(193,740)	(149,756)
Total other income (expense)	(25,618)	93,851
Net loss and comprehensive loss	(15,635,658)	(23,251,435)

Accretion of redeemable convertible preferred stock	(316,642)	(333,710)
Net loss attributable to common stockholders	$(15,952,300)	$(23,585,145)
Per share information:

Net loss per share of common stock, basic and diluted	$(23.70)	$(29.71)
Weighted average shares outstanding, basic and diluted	673,191	793,806

Trevena Inc.

Balance Sheet Information

	December 31,
	2012	2013
Assets

Current assets:

Cash and cash equivalents	$6,738,659	$37,965,198

Grants receivable	11,875	—

Prepaid expenses and other current assets	155,679	1,957,765

Offering costs	—	1,999,279

Restricted cash	102,000	—
Total current assets	7,008,213	41,922,242

Property and equipment, net	909,801	343,059

Restricted cash	112,000	112,000

Other assets	57,672	15,625
Total assets	$8,087,686	$42,392,926
Liabilities, redeemable convertible preferred stock and stockholders’ deficit

Current liabilities:

Accounts payable	$459,035	$545,053

Accrued expenses and other current liabilities	1,281,660	2,158,792

Loans payable	2,085,129	—

Deferred rent	105,776	33,114
Total current liabilities	3,931,600	2,736,959

Loans payable, net of current portion	2,783,078	—

Deferred rent, net of current portion	18,515	313,919

Preferred stock warrant liability	1,393,674	350,519
Total liabilities	8,126,867	3,401,397
Commitments and contingencies

Redeemable convertible preferred stock:

Series A—$0.001 par value; 25,074,999 shares authorized, issued and outstanding at December 31, 2012 and 2013 (liquidation preference of $25,074,999 at December 31, 2013)	25,004,123	25,024,373

Series B—$0.001 par value; 35,500,000 shares authorized, 30,800,000 shares issued and outstanding at December 31, 2012 and 2013 (liquidation preference of $30,800,000 at December 31, 2013)	30,770,194	30,778,700

Series B-1—$0.001 par value; 6,000,000 shares authorized, 4,200,000 and 4,750,000 shares issued and outstanding at December 31, 2012 and 2013, respectively (liquidation preference of $4,200,000 at December 31, 2013)	3,183,517	4,823,079

Series C—$0.001 par value; 37,000,000 shares authorized, none and 36,764,704 shares issued and outstanding at December 31, 2012 and 2013, respectively (liquidation preference of $59,999,997 at December 31, 2013)	—	59,935,986
Total redeemable convertible preferred stock	58,957,834	120,562,138

Stockholders’ deficit:

Common stock—$0.001 par value; 85,000,000 and 132,000,000 shares authorized, 682,494 and 957,756 shares issued and outstanding at December 31, 2012 and 2013, respectively	682	958

Additional paid-in capital	19,718	697,283

Deficit accumulated during the development stage	(59,017,415)	(82,268,850)
Total stockholders’ deficit	(58,997,015)	(81,570,609)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$8,087,686	$42,392,926